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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vivra, Incorporated dated February 9, 1995 for the registration of 2,300,000 shares of its common stock and to the inclusion therein of our report dated January 23, 1995, with respect to the consolidated financial statements of Vivra, Incorporated for the year ended November 30, 1994, filed with the Securities and Exchange Commission.



                                            /s/  Ernst & Young LLP



Los Angeles, California


February 8, 1995